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                               PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                           UNITED PARCEL SERVICE, INC.

                                    UPS NOTES

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Pricing Supplement No. 24                                  Trade Date: 04/09/01
(To Prospectus dated March 22, 2000 and Prospectus         Issue Date: 04/12/01
Supplement dated January 29, 2001)

The date of this Pricing Supplement is April 11, 2001



         CUSIP
           or
      Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
      -----------           ----------------         -------------           -------------         ---------------
       91131UAZ7              $1,780,000.00              6.25%                 04/15/16                 100%

    Interest Payment
       Frequency                                                                Dates and terms of redemption
      (begin date)          Survivor's Option    Subject to Redemption         (including the redemption price)
    ----------------        -----------------    ---------------------          -------------------------------
        10/15/01                   Yes                    Yes                         100%         04/15/02
     semi-annually                                                                 semi-annually thereafter

                              Discounts and
    Proceeds to UPS            Commissions            Reallowance               Dealer               Other Terms
    ---------------            -----------            -----------               ------               -----------
     $1,748,850.00               $31,150                 $3.50              ABN AMRO, Inc.